Exhibit 10.9
                                                                    ------------


                               EXPLORATION LICENSE
                                   WITH OPTION

         This Agreement, effective the 1st day of October, 1998, is between Charles S. Howard, III, Robert S. Howard, Jr., Frank Howard, Scott S. Leask, Cynthia Saint Onge, Michael Jakobson and Dawna Capps as Trustees of Heritage Equity Trust, Kami Asgar and Dawna Capps as Trustees of Miggie Equity Trust, S. Kittredge Collins, Trustee of "The Collins Family Trust", which is the sole and separate property of Settlor husband, Marita Collins Biven, Trustee of "The Marita C. Biven Revocable Living Trust", Michael C. Howard, Trustee of the Howard Family Trust dated October 2, 1987, Malinda Howard Myers, Trustee of the Malinda Howard Myers 1996 Trust Dated April 8, 1996, and Lisa L. Howard, Trustee of the Lisa Lindsay Howard Trust dated July 11, 1996 (collectively, "Howard"), whose address is P.O. Box 1047, Ione, CA 95640, and California Recovery Systems, Inc., a Nevada corporation, ("CRS") whose address is 230 South Rock Blvd., Suite 21, Reno, Nevada 89502.

         1. License. In consideration of Ten Thousand Dollars ($10,000), Howard hereby grants CRS a license to enter upon the land described in Exhibit A attached hereto and incorporated by reference herein (the "Property") for the purpose of prospecting and exploring for Heavy Minerals and evaluating the Property as a situs of an operation for extracting, processing, and shipping of Heavy Minerals.

         2. Term. The term of this Agreement and the license granted herein shall be for one year from the date hereof, unless sooner surrendered or otherwise terminated.

         3. Option.

                  (a) Howard hereby grants to CRS the exclusive right to enter into a production agreement with Howard subject to all the terms, conditions and covenants in the form of Agreement attached hereto as Exhibit B (the "Production Agreement"). CRS may exercise its option at any time during the term of this Exploration License ("The Option Period"), and the Option will lapse if not timely exercised. Howard and CRS specifically acknowledge that they have bargained for The Option Period as provided herein and that under no circumstances shall The Option Period be extended except by written agreement duly executed by Howard and CRS and supported by adequate consideration.

                  (b) The parties shall execute the Production Agreement, which may be in counterparts, and place such executed documents into escrow with a mutually acceptable escrow agent. CRS may exercise the Option by, and only by, giving notice of exercise to said escrow agent. The escrow agent shall be authorized to date and deliver the Production Agreement to the parties effective upon the date of receipt of such notice. Upon receipt of such delivery, CRS shall forthwith make the initial payment required under Section 3.01 of the Production Agreement to Howard. Upon written request of CRS after exercise of the Option, any one or more of the individuals constituting Howard, or their

                                                                    Exhibit 10.9
                                                                    ------------

successors, shall execute and deliver a ratification of the Production Agreement and of its status as a party thereto in a form acceptable to CRS acting reasonably.

         4. Heavy Minerals. "Heavy Minerals" means pseudorutile, leucoxene, rutile, anatase, ilmenite, zircon, monazite, tourmaline, aluminium silicates, and related minerals which are commonly referred to as heavy minerals within the mining industry that are located principally in active and inactive tailing ponds within the limits of the Property.

         5. Operations.

                  (a) CRS shall conduct its prospecting, exploration, and evaluation operations, which may include, without limitation, mapping, sampling, drilling, trenching, excavating test pits, sampling the waste stream from an existing silica sand processing operation, and measurement and evaluation of existing environmental conditions, in a manner which will minimize damage to the surface and shall comply with all federal, state, and local statutes, regulations, and ordinances, including all statutes, regulations, and ordinances regarding reclamation and protection of the environment,

                  (b) (i) CRS shall conduct its operations in strict compliance with all applicable federal, state and local laws, decisions of the court, and regulations, rules, directives, decrees, and orders of federal, state, and local government authorities regarding Hazardous Materials (collectively, the "Hazardous Materials Laws"), and shall not allow any contamination of the Property or other property of Howard (including the soil, water, or air on, below, or above the same) by Hazardous Materials used in or resulting from its operations. If CRS fails or is not able, for any reason, to comply with applicable Hazardous Materials Laws or its obligations under this Section 5(b), in whole or in part, including without limitation any contamination of the Property or other property of Howard caused or permitted by CRS, Howard may, after notice and a reasonable opportunity to cure, terminate this Agreement and shall also have the right, but not the obligation, to act in the place of CRS and to take all actions action reasonable and necessary or desirable to ensure compliance or to mitigate, abate, or correct the violation of the Hazardous Materials Laws. All costs and expenses incurred by Howard in connection with any such action, including without limitation, consultant and legal fees, shall become immediately due and payable by CRS to Howard.

                           (ii)     Notwithstanding   any   provision   in  this
Agreement to the contrary, CRS shall have no responsibility, liability, or obligation, including without limitation any indemnification obligation to Howard, for any noncompliance with Hazardous Materials Laws or other laws or for any contamination by Hazardous Materials on the Property prior to the commencement of operations by CRS on the Property, or with respect to any noncompliance with Hazardous Materials Laws or other laws by persons other than CRS or CRS's employees, contractors, subcontractors, or agents or any contamination by or release of Hazardous Materials caused solely by persons other than CRS or CRS's employees, contractors, subcontractors, or agents whether occurring before, during, or after the period when this Agreement is in effect.

                                                                    Exhibit 10.9
                                                                    ------------

                           (iii)    For  the   purposes   of   this   Agreement,
Hazardous Materials shall include, but shall not be limited to., those substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Comprehensive and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et. seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, ct seq; those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code; and those substances defined in the regulations adopted and publications promulgated pursuant to the above-referenced laws.

                  (c) CRS shall fill all test pits dug by it upon the Property after they have served their purpose, and shall fill all exploratory drill holes within seventy-two (72) hours after the completion of drilling. CRS shall keep all test pits and other excavations made by it properly and adequately fenced, to the extent that its operations will not constitute a hazard to persons or livestock, and shall construct and maintain during the term of this Agreement all necessary fences, cattle guards, or gates which may be required to achieve the purpose outlined above.

         6. Data. Within thirty (30) days after the conclusion of drilling or prospecting, CRS shall provide to Howard true copies of all non-interpretive geological, geophysical, and other pertinent data, including, but not limited to, logs, graphs, charts, location maps, together with splits of all core or other samples taken, and any other basic information necessary to make interpretations and calculations concerning the occurrences of Heavy Minerals. Howard and their representatives shall at all times have the right to observe and log drilling progress.

         7. Covenant Against Liens. CRS shall immediately notify Howard of the commencement of any work of improvement upon the Property. CRS shall pay for all work done and all materials furnished for use or used in its operations on the Property and in the construction or installation of buildings, structures, fixtures, or equipment on the Property and shall keep the Property free from mechanics' and miners' liens and other liens by reason of claims of laborers or materialmen on account of such work or materials. CRS agrees to indemnify and save Howard harmless against any such claim of laborers or materialmen or of the failure of CRS to perform the agreements of this Section. HOWARD reserves the right to post and maintain notices of nonresponsibility, as provided by California law.

         8. Indemnity. Subject to Section 5(b)(ii), CRS shall defend, indemnify and hold harmless Howard, its trustees, beneficiaries, employees, agents, and invitees ("Indemnified Persons") from any and all claims (including, without limitation, damages, demands, liabilities, statements, stipulated penalties, response costs, awards and all costs and expenses [including without limitation, reasonable attorney's fees, costs of expert witnesses, court costs, and other expenses of litigation], consulting fees, response costs, engineering and construction costs) made by third parties, including any government agency, arising directly or indirectly from CRS's operations on or in connection with the Property, including, without limitation, claims made by CRS's employees, contractors, subcontractors or agents or by members of the public, or by any government entity or agency for loss of or damage to property or for injuries to or death of any person or for violation of any law, regulation or ordinance

                                                                    Exhibit 10.9
                                                                    ------------

(including without limitation those relating to Hazardous Materials) or damage to the environment, (including, without limitation, the cleanup, repairs, or detoxification, any violation of laws, orders or demands of governmental authorities, any lawsuit brought or threatened, settlement reached or governmental order received, any personal injuries or property damage, and any migration of Hazardous Materials from the Premises to other properties), except claims resulting from the sole negligence or willful misconduct of any Indemnified Party or lessee or licensee of Howard (other than CRS). CRS's obligations under this section shall survive the expiration or sooner termination of this Agreement.

         9. Insurance.
            ----------
CRS shall obtain and maintain the following insurance coverage:

                           (a) Workers' Compensation Liability within statutory limits.

                           (b)  Commercial  Automobile  Liability  including all
non-owned, hired, rented or owned motor vehicles with a combined single limit for property damage and bodily injury of not less than one million dollars ($1,000,000) per occurrence.

                           (c)  Commercial  General  Liability  Insurance  on an
occurrence basis with a combined single limit for bodily injury and property damage of not less than one million dollars ($1,000,000) per occurrence, and an annual aggregate of not less than two million dollars ($2,000,000), including:

                                (1)   Premises Operations,
                                (2)   Products and Complete Operations,
                                (3)   Contractual Liability, and
                                (4)   Independent Contractors.

                           (d)  Excess  Liability  with a limit of  liability of
not less than Five million dollars ($5,000,000).

                           (e)  CRS shall not permit its  insurance  coverage to
be reduced below the amounts set out above by reason of claims under any policies of insurance at other locations.

         HOWARD shall be named as an additional insured on all policies except Workers' Compensation and HOWARD shall receive 30 days' advance notice prior to cancellation or material changes in policies. Except for the Workers' Compensation policy, each of CRS's policies shall contain a waiver of subrogation by CRS's insurer against HOWARD. Each policy shall be underwritten by a company having a "General Policyholder's Rating" of at least A as set forth in the most current issue of "Best's Insurance Guide". CRS shall promptly deliver to HOWARD complete and accurate certificates evidencing such coverage and all renewal certificates will be delivered to HOWARD not less than fifteen
(15) days after the expiration date of the policy and all extensions.

        10. Property Taxes.
            ---------------

                                                                    Exhibit 10.9
                                                                    ------------

                  (a) CRS will pay all taxes levied on its equipment and personal property on the Property.

                  (b) CRS shall pay such taxes promptly and before delinquency and shall keep the Property free from liens on account thereof. CRS will indemnify Howard against loss, cost, or expense by reason of taxes which CRS is required to pay.

         11. Notices. Any notice or demand which may be required to be served or which either party may desire to serve hereunder may be served by depositing it in the United States mail, enclosed in an envelope, as registered or certified mail, with postage prepaid, or in an appropriate parcel with charges paid or charged to the sender's account deposited with Federal Express, United Parcel Service, or other such air express courier, addressed to each of the following:

              To:              Howard
                               ------

                      Charles S. Howard, III
                      P.O. Box 700
                      Alturas, CA 96101

                      Howard Properties
                      P.O. Box 1047
                      Ione, CA 95640

              To:     California Recovery Systems, Inc.
                      1725 Sheridan Avenue
                      Cody, WY  82414
                      Attn: William P. Long

                      California Recovery Systems, Inc.
                      230 South Rock Blvd., Suite 21
                      Reno, NV  89502
                      Attn: C. Patrick Costin

                      Parr, Waddoups, Brown, Gee & Loveless
                      185 South State Street, Suite 1300
                      Salt Lake City, UT 84111
                      Attn: Clayton J. Parr

Either party may at any time by written notice to the other change its address to which a notice or demand shall be addressed. Any notice given in accordance with the provisions of this Section shall be deemed given as of the third business day after mailing with proper postage affixed and as of the second business day after deposit with an air express courier. Any notice given by or to Charles S. Howard III shall constitute notice by or to all persons and entities comprising HOWARD.

                                                                    Exhibit 10.9
                                                                    ------------

         12. Waiver. Any waiver, express or implied, by Howard of any breach by CRS of any of the covenants of this Agreement shall not be a waiver of any subsequent breach of a like or other covenant of this Agreement.

         13. Waiver Not a Release. If either party has a right hereunder which, for whatever reason, it elects not to enforce, such non-enforcement shall not constitute a waiver of the party's right to demand enforcement of that same right at a later time unless it expressly agrees in writing signed by both parties, to waive for the future.

         14. Sale or Encumbrance by Howard.
             ------------------------------

                  (a) Nothing in this Agreement shall be a limitation upon the right of Howard to sell or otherwise dispose of or encumber in any way any or all of the Property, or any or all of the Arroyo Seco Rancho, at any time during the term of this Agreement, subject to the rights of CRS under this Agreement, which shall be acknowledged in writing by the grantee and any subsequent grantee.

                  (b) If Howard sells or conveys the Property of any part thereof, the sale or conveyance shall operate to release Howard from future liability upon any of the covenants or conditions, express or implied, herein contained in favor of CRS, provided that the purchaser or transferee expressly assumes the obligations of all such covenants and conditions. In such event CRS agrees to look solely to the responsibility of the successor in interest of Howard in and to this Agreement with respect to such future liability. This Agreement shall not be affected by any such sale or conveyance and CRS agrees to attorn to the purchaser or assignee.

15. Estoppel Certificates. Either party may request from time to time in writing, as a part of a sale, assignment, or hypothecation of all or part of its interest in this Agreement or in the Property, that the other party furnish to the requesting party an Estoppel Certificate. The Estoppel Certificate shall be limited to certifying that this Agreement is in full force and effect and unamended (or if amended, stating such amendments), that this Agreement is not in default by the requesting party (or if in default, specifying the nature of such default), and the dates to which any payments under this Agreement have been paid in advance. The requesting party shall set forth in writing the foregoing information to be certified, and shall serve the same on the other party pursuant to Section 15, with the request that the other party execute, acknowledge, and deliver to the requesting party, with thirty (30) days after service of the request, certification that said information is correct (or if not correct, specifically setting forth what is correct and what should be the correct information). The request for certification by the requesting party and the certification by the other party shall together constitute the Estoppel Certificate. If the other party fails to timely so respond, such other party hereby constitutes and appoints the requesting party the other party's attorney in fact to execute the certification. It is intended that any Estoppel Certificate may be relied upon and shall be for the benefit of any purchaser, assignee, encumbrancer, or other person or entity for whose benefit the Estoppel Certificate is obtained as part of the transaction set forth above, and shall be binding upon the other party.

                                                                    Exhibit 10.9

         16. Subordination.
             --------------

                  (a) This Agreement is and shall be prior to any encumbrance recorded after the date this Agreement is recorded. If Howard desires to encumber all or part of the Property by an encumbrance that encumbers no property except the Property, and if the lender requires that this Agreement be subordinate to the encumbrance, this Agreement shall be subordinate to the encumbrance, provided that the lender is a bank, insurance company, savings and loan association, pension plan, or other regulated institutional lender, and provided further that Howard first obtain from such lender and deliver to CRS a written recordable instrument which provides substantially as follows:

         No foreclosure of, deed given in lieu of foreclosure of, or sale under the mortgage, and no steps or procedures taken under the mortgage, shall effect lessee's rights under the Agreement. Any purchaser at any foreclosure sale, or any grantee or transferee designated in any deed given in lieu of foreclosure, shall take the premises subject to the terms of the Agreement. No holder of the mortgage shall, nor shall have the power to, join CRS by reason of its interest in the Property under this Agreement in any action or proceeding to enforce the rights of such holder under the mortgage or the debt thereby secured, for the purpose of terminating CRS's interest or estate under this Agreement.

                  (b) The provisions of this Section 16 shall prevail over any conflicting provisions in the encumbrance.

                  (c) CRS shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. CRS shall execute a written agreement and any other documents required by the lender to accomplish the purposes of this Section.

         17. Miscellaneous.
             --------------

                  (a) California Law. This Agreement shall be construed and applied under and in accordance with the laws of the State of California.

                  (b) Titles Not Determinative. Titles or captions are for convenience only and are not to supersede or in any way alter the meaning of the language of the paragraphs to which they pertain.

                  (c) Integration. This Agreement sets forth the entire contract between the parties, and there are no promises or representations other than those set forth herein. This Agreement shall not be amended except by written agreement.

                  (d) Severability.   If  any  term,  covenant,   condition,  or
provision of this Agreement is held by a court of competent  jurisdiction  to be

                                                                    Exhibit 10.9
                                                                    ------------

invalid, void, or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                  (e) Inurement. The rights and liabilities of the parties hereto shall be binding upon and inure to the benefit of their respective heirs, executors, administrators, legal representatives, successors, and assigns in accordance with the provisions hereof.

                  (f) Survival of Terms and Conditions. The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the party in whose favor they run:
Sections 4, 7, and 11.

                  (g) Counterparts.   This   Agreement   may  be   executed   in
counterparts, each of which shall be treated and be effective as an original.


                  (h) Recording. This Agreement, with a short form summarization of Exhibit B attached, may be recorded by a party.


HOWARD:

Dated:
      ------------               -----------------------------------------------
                                    Charles S. Howard, III

Dated:
      ------------               -----------------------------------------------
                                    Robert S. Howard, Jr.

Dated:
      ------------               -----------------------------------------------
                                    Frank Howard

Dated:
      ------------               -----------------------------------------------
                                    Scott S. Leask

Dated:
      ------------               -----------------------------------------------
                                    Cynthia Saint Onge

Dated:
      ------------               -----------------------------------------------
                                    Michael Jakobson, as Trustee
                                    of Heritage Equity Trust

Dated:
      ------------               -----------------------------------------------
                                    Dawna Capps, as Trustee
                                    of Heritage Equity Trust

                                                                    Exhibit 10.9
                                                                    ------------


Dated:
      ------------               -----------------------------------------------
                                  Kami Asgar, as Trustee
                                  of the Miggie Equity Trust

Dated:
      ------------               -----------------------------------------------
                                  Dawna Capps, as Trustee
                                  of the Miggie Equity Trust

Dated:
      ------------               -----------------------------------------------
                                  S. Kittredge Collins, as Trustee
                                  of the Collins Family Trust

Dated:
      ------------               -----------------------------------------------
                                  Marita Collins Biven, as Trustee
                                  of The Marita C. Biven Revocable Living Trust

Dated:
      ------------               -----------------------------------------------
                                  Michael C. Howard, as Trustee
                                  of the Howard Family Trust dated 10/2/87


Dated:
      ------------               -----------------------------------------------
                                  Malinda Howard Myers, as Trustee of the
                                  Malinda Howard Myers 1996 Trust dated 4/8/96

Dated:
      ------------               -----------------------------------------------
                                  Lisa L. Howard, as Trustee of the Lisa
                                  Lindsay Howard Trust dated 7/11/96


California Recovery Systems, Inc.:

Dated:                              By:
                                       -----------------------------------------
                                    its
                                       -----------------------------------------
[notary signature pages omitted]